OAKWOOD MORTGAGE INVESTORS, INC. 1995-B         REPORT DATE:  NOVEMBER 4, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER                          POOL REPORT # 13
REMITTANCE REPORT                                                  Page 1 of 6
REPORTING MONTH:                      Oct-96




                                   Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------

Beginning                                                                 Ending          Scheduled                     Scheduled
Principal          Scheduled     Prepaid       Liquidated   Contracts     Principal       Gross            Servicing    Pass Thru
Balance            Principal     Principal     Principal    Repurchased   Balance         Interest            Fee       Interest
-----------------------------------------------------------------------------------------------------------------------------------
 170,502,156.40  (402,980.17)   (528,637.63)  (582,777.80)    0.00       168,987,760.80   1,608,495.23   142,085.13    1,466,410.10
===================================================================================================================================



                                    Amount
Liquidation     Reserve        Available for
Proceeds        Fund Draw      Distribution
------------------------------------------------
446,253.30        0.00          2,986,366.33
=================================================






                                    Reserve Fund as of Cutoff Date
------------------------------------------------------------------------------------------------------------------


Beginning                             Investment    Balance Before      Reserve      Reserve        Balance After
 Balance      Deposits     Distrib.    Interest    Current Distribut    Fund Draw    Fund Deposit   Current Distribution   Excess
-----------------------------------------------------------------------------------------------------------------------------------
376,474.77     0.00       -1,474.77    1,519.63      376,519.63           0.00       0.00            376,519.63            1,519.63
===================================================================================================================================



     Reserve Fund Required Balance
------------------------------------
     Before Current     After Current
     Distribution       Distribution
 ------------------------------------
       375,000.00       375,000.00
====================================



                                 Certificate Account
--------------------------------------------------------------------------------------------------------------------

  Beginning                   Deposits                                        Investment              Ending
   Balance        Principal           Interest           Distributions         Interest               Balance
--------------------------------------------------------------------------------------------------------------------
 307,038.47     1,505,559.89          1,606,348.25        (3,177,251.82)        1,352.32              243,047.11
====================================================================================================================



                           P&I Advances at Distribution Date
----------------------------------------------------------------------------------------

         Beginning             Recovered            Current               Ending
          Balance               Advances           Advances              Balance
----------------------------------------------------------------------------------------
        2,006,215.13     1,951,142.81          1,198,154.14         1,253,226.46
========================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B           REPORT DATE:  NOVEMBER 4, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER              POOL REPORT # 13
REMITTANCE REPORT
REPORTING MONTH:                       Oct-96     Page 2 of 6





Class B Crossover Test                                                     Test Met?
---------------------------------------------------------------            -------------
(a) Remittance date on or after April 2000                                 N


(b) Average 60 day Delinquency rate <=                0.05                 Y

(c) Average 30 day Delinquency rate <=                0.07                 Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

Average 30 day delinquency ratio:
                April 2000 -Sept. 2001                0.07                 N
                Oct 2001 -Sept. 2002                  0.08                 N
                Oct 2002 -                            0.09                 N




(e) Current realized loss ratio <=                    0.0275               Y


(f) Are class B principal balances >=                 0.25375

of stated scheduled pool  balance

             Beginning B-1 balance                         19,650,000.00
             Beginning B-2 balance                          7,485,958.00


                                                          --------------
                                                           27,135,958.00
             Divided by beginning pool
             balance                                      170,502,156.40
                                                          --------------
                                                                  15.N15%
                                                          ==============


  Average 60 day delinquency ratio:


                           Over 60s         Pool Balance         %
                       -------------------------------------------------
  Current Mo               6,933,991.77     168,987,760.80        4.10%
  1st Preceding Mo         6,023,795.37     170,502,156.40        3.53%
  2nd Preceding Mo         5,560,564.03     172,054,409.60        3.23%
                                                 Divided by           3
                                                            ------------
                                                                   3.62%
                                                            ============





                           Over 30s         Pool Balance         %
                       -------------------------------------------------

  Current Mo               9,519,780.79     168,987,760.80        5.63%
  1st Preceding Mo         9,105,943.14     170,502,156.40        5.34%
  2nd Preceding Mo         8,508,534.77     172,054,409.60        4.95%
                                                Divided by           3
                                                            ------------
                                                                  5.31%
                                                            ============

  Cumulative loss ratio:

                  Cumulative losses            889,022.48
                                       -------------------
  Divided by Initial Certificate Principal 187,144,958.00        0.475%
                                                            ============




  Current realized loss ratio:

                                  Liquidation              Pool
                                       Losses            Balance
                                  -------------------------------------

             Current Mo               136,524.50     170,502,156.40
             1st Preceding Mo         126,273.17     172,054,409.60
             2nd Preceding Mo         114,321.04     173,475,048.99


OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  NOVEMBER 4, 1996
REMITTANCE REPORT                                 POOL REPORT # 13
REPORTING MONTH:               Oct-96                                Page 3 of 6





                                                           Delinquency Analysis

                                                     31 to 59 days               60 to 89 days        90 days and Over
             No. of            Principal                   Principal             Principal                Principal
             Loans             Balance            #        Balance          #    Balance          #       Balance
             ----------------------------------------------------------------------------------------------------------
Excluding Repos  5,751        164,536,021.38    93        2,489,838.23     45    1,185,543.92   48       1,392,659.22

       Repos       144          4,451,739.42     5           95,950.79     23      625,162.43  116       3,730,626.20
             ----------------------------------------------------------------------------------------------------------

       Total     5,895        168,987,760.80    98        2,585,789.02     68    1,810,706.35  164       5,123,285.42
             ==========================================================================================================



                                                    Repossession Analysis
                                Active Repos                       Reversal          Current Month
      Total Delinq.           Outstanding                        (Redemption)         Repos                     Cumulative Repos
         Principal                 Principal                 Principal                   Principal                    Principal
   #     Balance          #        Balance         #         Balance         #           Balance          #           Balance
--------------------------------------------------------------------------------------------------------------------------------
186      5,068,041.37      144    4,451,739.42        -1      (24,464.56)      56        1,590,724.70      327       9,015,520.97

144      4,451,739.42
------------------

330      9,519,780.79
=====================

5.6%             5.63%
=======================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  NOVEMBER 4, 1996
REMITTANCE REPORT                                               POOL REPORT # 13
REPORTING MONTH:                           Oct-96
                                                                     Page 4 of 6


REPOSSESSION LIQUIDATION REPORT




                                  Liquidated                                                                         Net
    Account      Customer         Principal         Sales         Insur.           Total        Repossession      Liquidation
    Number        Name            Balance          Proceeds       Refunds        Proceeds         Expenses         Proceeds
------------------------------------------------------------------------------------------------------------------------------------


    074045-6      HUGHES          14,890.76        11,200.00        725.33     11,925.33           1,747.96         10,177.37
    075153-7      MORGAN          18,423.85        17,900.00      1,054.76     18,954.76           2,232.66         16,722.10
    077853-0      DUNLAP          12,333.44         7,000.00        474.34      7,474.34                  -          7,474.34
    071064-0    COURTOIS          16,845.71        21,900.00                   21,900.00           1,271.83         20,628.17
    071421-2     NAVARRO          21,486.48        19,900.00      1,555.96     21,455.96           1,364.11         20,091.85
    071915-3        RYAN          34,482.28        30,100.00      1,174.35     31,274.35           2,303.35         28,971.00
    073895-5    KURDZIEL          21,827.17        18,900.00                   18,900.00             567.00         18,333.00
     75470-5       BUNCH          27,010.58        27,000.00        950.04     27,950.04           3,795.08         24,154.96
     75577-7       COONS          17,892.53        20,900.00      1,287.27     22,187.27           3,676.10         18,511.17
     75799-7      MILLER          30,943.45        29,100.00      2,079.01     31,179.01           3,029.00         28,150.01
     76021-5      WILLIS          31,584.93        30,100.00      2,410.06     32,510.06           1,794.17         30,715.89
     78309-2      LENOIR          25,376.98        22,900.00        588.80     23,488.80           1,979.82         21,508.98
     73449-1      BYERLY          19,347.24        20,150.00        645.75     20,795.75             868.50         19,927.25
     74181-9      COOPER           30,198.11       28,500.00      1,341.24     29,841.24           2,058.81         27,782.43
     74833-5       DAVIS          27,952.32        23,000.00        784.98     23,784.98           1,195.32         22,589.66
     75589-2     STANLEY          57,756.83        45,200.00      2,818.05     48,018.05           9,934.65         38,083.40
     76477-9     JACKSON          30,421.26        30,100.00      2,118.21     32,218.21           4,157.33         28,060.88
     76693-1    WHITTIER          26,442.33        24,700.00      1,145.62     25,845.62           1,682.90         24,162.72
     76931-5       WELCH          28,831.90        23,900.00      2,097.17     25,997.17           4,818.65         21,178.52
     77204-EZZELL                 27,217.49        25,900.00        960.58     26,860.58           1,263.11         25,597.47
     78304-AUSTIN                 33,616.88        28,900.00      2,058.50      30,958.50          4,143.00         26,815.50
     73842-BLUE                   27,895.28        25,450.00      1,840.72     27,290.72           2,936.23         24,354.49
                                                                                     -                                   -
                                                                                     -                                   -
                                                                                     -                                   -
                                                                                     -                                   -
                                                                                     -                                   -
                                                                                     -                                   -
                                                                                     -                                   -
                         -----------------------------------------------------------------------------------------------------------
                                 582,777.80     532,700.00        28,110.74    560,810.74          56,819.58       503,991.16



                     Net              Current
Unrecov.          Pass Thru        Period Net            Cumulative
Advances          Proceeds         Gain/(Loss)           Gain/(Loss)
------------------------------------------------------------------
3,445.31            6,732.06          (8,158.70)
2,904.66           13,817.44          (4,606.41)
1,009.04            6,465.30          (5,868.14)
1,469.51           19,158.66           2,312.95
1,898.40           18,193.45          (3,293.03)
3,159.66           25,811.34          (8,670.94)
1,733.88           16,599.12          (5,228.05)
3,052.71           21,102.25          (5,908.33)
2,348.94           16,162.23          (1,730.30)
4,488.96           23,661.05          (7,282.40)
2,805.25           27,910.64          (3,674.29)
2,504.48           19,004.50          (6,372.48)
1,321.08           18,606.17            (741.07)
2,249.73           25,532.70           (4,665.41)
1,848.60           20,741.06           (7,211.26)
5,729.58           32,353.82         (25,403.01)
2,527.07           25,533.81          (4,887.45)
2,352.24           21,810.48          (4,631.85)
2,500.08           18,678.44         (10,153.46)
1,474.95           24,122.52          (3,094.97)
2,911.68           23,903.82          (9,713.06)
4,002.05           20,352.44          (7,542.84)
                      -                 -
                      -                 -
                      -                 -
                      -                 -
                      -                 -
                      -                 -
                      -                 -
-----------------------------------------
57,737.86           446,253.30       (136,524.50)       (889,022.48)

As a percentage of the aggregate cut-off date
     principal balance                                      0.68860%


OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER           REPORT DATE:  NOVEMBER 4, 1996
REMITTANCE REPORT                              POOL REPORT # 13
REPORTING MONTH:              Oct-96
                                               Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS


PRINCIPAL

                                Original           Beginning           Current      Accelerated                   Ending
              Cert.           Certificate         Certificate         Principal      Principal   Writedown      Certificate
              Class             Balances            Balances           Payable      Distribution  Amounts        Balances
-----------------------------------------------------------------------------------------------------------------------------
A-1                            52,393,000.00      35,750,198.65     (1,514,395.60)       0.00        0.00       34,235,803.05
A-1 Outstanding Writedown               0.00               0.00              0.00        0.00        0.00                0.00

A-2                            62,169,000.00      62,169,000.00              0.00        0.00        0.00       62,169,000.00
A-2 Outstanding Writedown               0.00               0.00              0.00        0.00        0.00                0.00

A-3                            29,540,000.00      29,540,000.00              0.00        0.00        0.00       29,540,000.00
A-3 Outstanding Writedown               0.00               0.00              0.00        0.00        0.00                0.00

A-4                            15,907,000.00      15,907,000.00              0.00        0.00        0.00       15,907,000.00
A-4 Outstanding Writedown               0.00               0.00              0.00        0.00        0.00                0.00

B-1                            19,650,000.00      19,650,000.00              0.00        0.00        0.00       19,650,000.00
B-1 Outstanding Writedown               0.00               0.00              0.00        0.00        0.00                0.00

B-2                             7,485,958.00       7,485,958.00              0.00        0.00        0.00        7,485,958.00
B-2 Outstanding Writedown               0.00               0.00              0.00        0.00        0.00                0.00


                             ------------------------------------------------------------------------------------------------

                              187,144,958.00     170,502,156.65     (1,514,395.60)       0.00        0.00      168,987,761.05
                             ================================================================================================



                Principal Paid
  Pool          Per $1,000
  Factor        Denomination
-----------------------
    65.34%     42.36
     0.00       0.00

   100.00%      0.00
     0.00       0.00

   100.00%      0.00
     0.00       0.00

   100.00%      0.00
     0.00       0.00

   100.00%      0.00
     0.00       0.00

   100.00%      0.00
     0.00       0.00



OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER       REPORT DATE:  NOVEMBER 4, 1996
REMITTANCE REPORT                          POOL REPORT # 13
REPORTING MONTH:                 Oct-96
                                           Page 6 of 6

CERTIFICATE INTEREST ANALYSIS



                                                                                                                     Interest Paid
       Certificate          Remittance    Beginning       Current           Total         Interest       Ending        Per $1,000
          Class                Rate        Balance        Accrual           Paid         Shortfall       Balance      Denomination
------------------------------------------------------------------------------------------------------------------------------------
A-1                            6.25%         0.00       186,198.95      186,198.95           0.00          0.00             5.21
A-1  Carryover Interest        0.00          0.00             0.00            0.00           0.00          0.00             0.00
A-1  Writedown Interest        0.00          0.00             0.00            0.00           0.00          0.00             0.00

A-2                            6.45%         0.00       334,158.38      334,158.38           0.00          0.00             5.38
A-2  Carryover Interest        0.00          0.00             0.00            0.00           0.00          0.00             0
A-2  Writedown Interest        0.00          0.00             0.00            0.00           0.00          0.00             0

A-3                            6.90%         0.00       169,855.00      169,855.00           0.00          0.00             5.75
A-3  Carryover Interest        0.00          0.00             0.00            0.00           0.00          0.00             0
A-3  Writedown Interest        0.00          0.00             0.00            0.00           0.00          0.00             0

A-4                            7.50%         0.00        99,418.75       99,418.75           0.00          0.00             6.25
A-4  Carryover Interest        0.00          0.00             0.00            0.00           0.00          0.00             0
A-4  Writedown Interest        0.00          0.00             0.00            0.00           0.00          0.00             0

B-1                            7.55%         0.00       123,631.25      123,631.25           0.00          0.00             6.29
B-1  Carryover Interest        0.00          0.00             0.00            0.00           0.00          0.00             0
B-1  Writedown Interest        0.00          0.00             0.00            0.00           0.00          0.00             0

B-2                            8.65%         0.00        53,961.28       53,961.28           0.00          0.00             7.21
B-2  Carryover Interest        0.00          0.00             0.00            0.00           0.00          0.00             0
B-2  Writedown Interest        0.00          0.00             0.00            0.00           0.00          0.00             0

X                                      752,497.98       499,186.49      362,661.99     136,524.50    889,022.48

R                                            0.00             0.00            0.00           0.00          0.00

Service Fee                                  0.00       142,085.13      142,085.13           0.00          0.00
                                 ----------------------------------------------------------------------------

                                       752,497.98     1,608,495.23    1,471,970.73     136,524.50    889,022.48

Less Reserve Fund Deposit                                                     0.00
                                                                      ----------------

                                                                      1,471,970.73
                                                                      ================
      Cert.        TOTAL
      Class        DISTRIBUTION
---------------------------------
       A-1             1,700,594.55



      A-2               334,158.38



      A-3               169,855.00



      A-4                99,418.75



      B-1               123,631.25



      B-2                53,961.28



      X                 362,661.99

      R

                        142,085.13
                     -------------

                      2,986,366.33

                              0.00
                     -------------

                      2,986,366.33
                     ==============

